UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2009

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, North Tower, New York, New York 10019

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2009, the Board of Directors (the “Board”) of Time Warner Cable Inc. (the “Company”) elected Donna A. James, a consultant and business advisor at Lardon & Associates, LLC, Edward D. Shirley, Vice-Chairman of Global Beauty and Grooming, a business unit of The Procter & Gamble Company, and John E. Sununu, a former U.S. Senator from New Hampshire, to the Board, effective upon the Company’s previously announced separation from Time Warner Inc. (the “Separation”).

The Board appointed Ms. James to serve on the Audit Committee and the Finance Committee, Mr. Shirley to serve on the Audit Committee and the Nominating & Governance Committee, and former Senator Sununu to serve on the Nominating & Governance Committee and the Finance Committee, each effective upon the Separation.

The Board has determined that each of Ms. James, Mr. Shirley and Senator Sununu will be an independent director under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Corporate Governance Policy.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
Name:	Marc Lawrence-Apfelbaum
Title:	Executive Vice President,

General Counsel and Secretary

Date:	February 18, 2009